SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On May 8, 2013, Cedar Fair, L.P. (the "Company") issued a news release disclosing its 2013 fiscal first quarter results. In that news release, the Company also announced that it will restate the financial statements included in its previously-filed 2012 Form 10-K to correct its accounting treatment for the retirement of a ride at one of its parks in 2011, as further discussed in Item 4.02(a). Prior period financial information presented in the May 8, 2013 news release also reflects the accounting correction.

A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. This information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
In its 2012 Form 10-K, the Company announced plans to move off the composite depreciation method of accounting beginning in 2013. In the process of changing accounting methods and responding to an open SEC comment letter, the Company determined that its accounting treatment under the composite depreciation method for the retirement of a ride at one of its parks in 2011 was in error. In particular, the discrete charge related to that retirement (totaling $8.8 million on a pre-tax basis) should have been recorded to the income statement in 2011 rather than being deferred and recorded in the composite pool as was disclosed in the 2011 Form 10-K as originally filed. The correction of this error results in adjustments to the financial statements that will decrease pre-tax earnings in 2011 by $8.8 million and increase pre-tax earnings in 2012 by $1.0 million. The adjustments will have no impact on results of operations for 2010 and have an immaterial impact on the comparative balance sheets. The resulting adjustments do not affect the ongoing park operations of the Company or its historical or future cash flows.

On May 6, 2013, the Audit Committee of the Board of Directors, upon management's recommendation, determined (i) that the Company's financial statements for the 2011 and 2012 fiscal years contained in the previously filed 2012 Form 10-K (including the quarterly information) should no longer be relied upon as a result of the above-described error, and (ii) that the Company will correct the above-described error by restating its financial statements for the 2011 and 2012 fiscal years in an amendment to the 2012 Form 10-K. Prior to the May 6, 2013 determinations, management and the Audit Committee discussed these matters with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

The Company believes the above-described error reflects a material weakness in its internal control over financial reporting related to its fixed assets. As a result, the Company has concluded that its disclosure controls and procedures and its internal control over financial reporting related to its fixed assets were not effective as of the end of the period covered by the Form 10-K. The Company is engaged in developing a remediation plan to address this weakness in its controls and procedures.

The Company anticipates filing the amended Form 10-K on or before May 10, 2013.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Exhibit 99.1 News release of Cedar Fair, L.P. dated May 8, 2013.

Forward-Looking Statements
Some of the statements contained in this Form 8-K constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to the Company's expectations, beliefs and strategies regarding the future and statements regarding the Company's intent to restate certain previously issued-financial statements and the anticipated nature and scope of those adjustments. These statements may involve risk and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays and other factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the "SEC") could affect attendance at our parks and cause actual results to differ materially from the Company's expectations. In addition, if additional issues arise in the course of the Company's review of its accounting treatment with respect to certain asset retirements, the nature and scope of expected adjustments to previously-issued financial statements may change. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company's Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and
Chief Financial Officer

Date: May 8, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News release of Cedar Fair, L.P. dated May 8, 2013